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                                                                   EXHIBIT 99.2


INDEPENDENT AUDITORS' REPORT
KPMG PEAT MARWICK LLP, CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors
    Panhandle Eastern Corporation:

    We have audited the accompanying consolidated balance sheet of Panhandle Eastern Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panhandle Eastern Corporation and Subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

         As discussed in Note 15 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993, and adopted the provisions of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" in 1994.


    /s/ KPMG PEAT MARWICK LLP


    Houston, Texas
    January 17, 1995